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                                                                    Exhibit 99.5

                               LEVI STRAUSS & CO.

                               OFFER TO EXCHANGE

           all outstanding 11 5/8% Dollar-denominated Notes due 2008
                        ($380,000,000 principal amount)

                                      for

                   11 5/8% Dollar-denominated Notes due 2008
                        ($380,000,000 principal amount)
          which have been registered under the Securities Act of 1933

                                      and

            all outstanding 11 5/8% Euro-denominated Notes due 2008
                      ((Euro)125,000,000 principal amount)

                                      for

                    11 5/8% Euro-denominated Notes due 2008
                      ((Euro)125,000,000 principal amount)
          which have been registered under the Securities Act of 1933

To Our Clients:

   Enclosed for your consideration is a Prospectus dated March 8, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Levi Strauss & Co. ("LS&CO.") to exchange up to $380,000,000 aggregate principal amount of its 11 5/8% Dollar-denominated Notes due 2008 and up to (Euro)125,000,000 in aggregate principal amount of its 11 5/8% Euro-denominated Notes due 2008 which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for up to $380,000,000 aggregate principal amount of its outstanding 11 5/8% Dollar-denominated Notes due 2008 and up to (Euro)125,000,000 in aggregate principal amount of its 11 5/8% Euro-denominated Notes due 2008 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Notes").

   The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, LS&CO. urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

   Accordingly, we request instructions as to whether you wish us to tender any or all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on April 6, 2001, unless extended (the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

   Your attention is directed to the following:

     1. The Exchange Offer is for the exchange of $1,000 or, in the case of the Euro-denominated Notes, (Euro)1,000, principal amount at maturity of the Exchange Notes for each $1,000 or, in the case of the
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  Euro-denominated Notes, (Euro)1,000, principal amount at maturity of the
  Old Notes. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes, except that the Exchange Notes are freely transferable by holders thereof (except as provided in the Prospectus).

     2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.

     3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on April 6, 2001, unless extended.

     4. LS&CO. has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

     5. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to LS&CO. will be paid by LS&CO., except as provided in the Prospectus and the Letter of Transmittal.

   The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

   If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

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                                  INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Levi Strauss & Co. relating to $380,000,000 aggregate principal amount of its 11 5/8% Dollar-denominated Notes due 2008 and (Euro)125,000,000 aggregate principal amount of its 11 5/8% Euro-denominated Notes due 2008, including the Prospectus and the Letter of Transmittal.

   This form will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

   If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any Exchange Notes acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the registered holder, (ii) neither the holder of Old Notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the holder nor any such other person is an "affiliate" of LS&CO. within the meaning of Rule 405 of the Securities Act or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


            Aggregate Principal Amount of Old Notes to be exchanged

       $    Dollar-denominated Notes and (Euro)    Euro-denominated Notes



*I (we) understand that if I (we)
sign these instruction forms without
indicating an aggregate principal
amount of Old Notes in the space
above, all Old Notes held by you for
my (our) account will be exchanged.       -------------------------------------

                                          -------------------------------------
                                          Signature(s)

                                          -------------------------------------
                                          Capacity (full title), if signing in
                                          a fiduciary or representative
                                          capacity

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                          Name(s) and address, including zip
                                          code

                                          Date: _______________________________

                                          -------------------------------------
                                          Area Code and Telephone Number

                                          -------------------------------------
                                          Taxpayer Identification or Social
                                          Security Number

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